DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701- 4299
(775) 684 5708 Website: secretaryofstate.biz

                                                 Filed #: C14403-95
                                                          ---------
                                                          Jan 21 2005

                                                 In the office of
                                                     /s/ Dean Heller
                                                 Dean Heller, Secretary of State


Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)


Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: Edison Renewables, Inc.
                       --------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

------------------------------------------------------------------------------

     1. Article 1.0 of the Articles of Incorporation of Edison Renewables, Inc. (the "Company") is hereby amended in its entirety to read as follows:

       "1.0 NAME
            The name of the corporation NextPhase Wireless, Inc."

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 9,500,000 voted in favor ,* (approximately 57% of the issued and outstanding shares of Common Stock)

4. Effective date of filing (optional):_________________________________________
        (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):/s/ Stephen D. Young
                                ------------------------------------------------
                                Stephen D. Young, Chief Financial Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.